EXHIBIT 99.1

Bitstream Inc. Reports First Quarter 2004

Results

Consolidated Revenue for the first quarter increased 34.4% as compared to the quarter ended March 31, 2003.

CAMBRIDGE, MA—(Business Wire)—May 12, 2004—Bitstream Inc. (Nasdaq: BITS) today reported that consolidated revenue increased $698,000 or 34.4% to $2,730,000 for the three months ended March 31, 2004 as compared to $2,032,000 for the three months ended March 31, 2003. The Company’s consolidated net loss for the three months ended March 31, 2004 was $(345,000), or $(0.04) per share, as compared a loss of $(917,000) or $(0.11) per share for the three months ended March 31, 2003. The Company’s cash position at March 31, 2004 was $ 4,205,000, a decrease of $162,000 from $4,367,000 at December 31, 2003. This compares favorably to a cash decrease of $842,000 for the three months ended March 31, 2003.

“The significant growth in first quarter revenues was a result of our continued commitment to expanding our business across all of our product lines,” said Anna M. Chagnon, President and Chief Executive Officer. “With the first quarter as a solid foundation, the Company is positioned to achieve its financial and business goals for 2004, including increasing revenue by more than 20% as compared to 2003. To achieve our near and long-term goals, we will continue to devote substantial resources to sales and marketing during the remainder of 2004 to support a growing customer base and prospect list for all of our product lines. We believe the near-term investment in sales and marketing will result in greater revenue growth for the Company.”

FIRST QUARTER HIGHLIGHTS

•	All of the Company’s product lines exceeded their revenue targets for the quarter ended March 31, 2004, resulting in significant revenue growth over the same quarter last year.

•	During the first quarter of 2004, the Company licensed its font technology and fonts to over 45 OEM customers, including major manufacturers in each of the gaming software, digital television, and consumer electronics industries. These placements are a result of the Company’s focus on expanding the reach of its font and font rendering technologies to a wider variety of customers and commercial applications.

•	Over 20,000 users registered during the quarter on the Company’s Web sites (bitstream.com and myfonts.com), bringing the total as of March 31, 2004 to over 173,000 registered users. Over 40% of the orders placed on these two Web sites during the first quarter were submitted by users who had previously made purchases.

•	As a result of an increase in OEM license revenue from the sale of fonts and font rendering technology and a significant increase in retail font revenue from resellers and the Company’s e-commerce sites, revenues from these product lines increased by 30% as compared to the first quarter of 2003.

•	In March 2004, the Company recognized revenue from the license of its ThunderHawk browsing technology to an Italian wireless carrier that will use the software as part of a 150 user pilot program.

•	During the quarter ended March 31, 2004, ThunderHawk was downloaded a record number of times. Over 10,000 new users downloaded the technology bringing the total number of ThunderHawk downloads to more than 48,000.

•	To expand the reach of ThunderHawk technology, the Company released a SmartPhone Edition of its ThunderHawk browsing technology in March 2004 and continues to focus on building the reputation of the ThunderHawk technology.

•	During the first quarter, a major U.S. reseller and wireless solutions provider, and a large European reseller located in Italy, both signed agreements to resell ThunderHawk for corporate and carrier use.

•	The Company closed a ThunderHawk licensing deal with a telecommunications firm in Italy to allow it to offer ThunderHawk as a service to its customers. This represents the first deal allowing a third party to offer the service to end users as an extension of Bitstream’s end user offering.

•	The Company announced the incorporation of ThunderHawk into a wireless pilot program at a large school district in Arizona, garnering further interest among the educational and government markets.

•	Revenue from the sale of publishing technologies grew by over 40% as compared to the first quarter of 2003 as a result of new customer acquisition and expansion of installations with existing customers.

•	The Company recently announced deployments of its publishing technology with several prestigious companies including Lexinet, a leading direct mail service provider, OgilvyOne Worldwide, the premier one-to-one marketing network, MarketingForce, a leader in online ad building ASP platforms and provider of ASP marketing services, and Mini-Mailers Inc., an Internet-savvy direct mail provider.

•	The Company’s publishing technologies are reaching a broader range of customers in both new and existing markets. The expansion of the use of these technologies was also evidenced by the purchase of additional servers by six existing customers during the quarter.

•	The Company introduced Pageflex Storefront on May 6, 2004. With this product, a print service provider utilizes a Web-based application to create and administer a customized web-to-print site, with an attractive user interface. Storefront is part of the Company’s plan to make implementation of its publishing technologies as easy as possible so that those technologies appeal to a broader market.

CONFERENCE CALL REMINDER

Today, May 12, 2004, at 4:30 p.m. EST, Bitstream will host a conference call with the financial community to discuss its first quarter results:

•	Date: Wednesday, May 12, 2004

•	Time: 1:30 Pacific (4:30 Eastern) International Dial-in number: 01-973-935-8507

•	Domestic Dial-in number: 1-888-896-0863

•	Internet Simulcast: http://www.viavid.net/detailpage.aspx?sid=00001BA6

Call into the conference number 5-10 minutes prior to the start time. An operator will check your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call number, please call the Liolios Group at (949) 574-3860.

A replay of the conference call will be available until 05/19/2004

•	International Replay number: 01-973-973-3080

•	Domestic Replay number: 1-877-519-4471

The playback passcode (4744750) must be entered to access the playback.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, without limitation, market acceptance of the Company’s products, competition and the timely introduction of new products. Additional information concerning certain risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission, including Bitstream’s Annual Report on Form 10-K for the year ended December 31, 2003.

About Bitstream

Bitstream Inc. (Nasdaq: BITS) is a software development company that focuses on the presentation of data. Bitstream enables customers worldwide to render high-quality text, browse the Web on wireless devices, select from the largest collection of fonts online, and customize documents over the Internet. Its core competencies include font technology, browsing technology, e-commerce technology and publishing technology. Bitstream was founded in 1981 and is headquartered in Cambridge, Massachusetts. For more information about Bitstream, visit www.bitstream.com.

Bitstream is a registered trademark, and MyFonts.com, Pageflex, the Bitstream logo and ThunderHawk are trademarks, of the Company. Other technologies and brand names are used for information only and remain trademarks or registered trademarks of their respective companies.

Bitstream Inc.

Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

	Three Months Ended March 31,
	2004	2003
Revenue:
Software license	$2,284	$1,744
Services	446	288

Total revenue	2,730	2,032
Cost of revenue:
Software license	681	539
Services	180	137

Total cost of revenue	861	676

Gross profit	1,869	1,356

Operating expenses:
Marketing and selling	693	720
Research and development	1,030	1,043
General and administrative	491	572

Total operating expenses	2,214	2,335

Loss from operations	(345)	(979)
Other income (expense):
Income on investment in DiamondSoft, Inc.	—	93
Other income (expense), net	28	(10)

Loss before provision for income taxes	(317)	(896)
Provision for income taxes	28	21

Net loss	$(345)	$(917)

Basic and diluted net loss per share	$(0.04)	$(0.11)

Basic and diluted weighted average shares outstanding	8,449	8,349

Bitstream Inc.

Consolidated Balance Sheets

(In Thousands)

	March 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$4,205	$4,367
Accounts receivable, net	825	1,016
Prepaid expenses and other current assets	247	60

Total current assets	5,277	5,443

Property and equipment, net	325	347

Other assets:
Restricted cash	250	250
Goodwill	727	727
Intangible assets	231	243
Other assets	1	1

Total other assets	1,209	1,221

Total assets	$6,811	$7,011

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$284	$513
Accrued expenses	1,112	877
Current portion of deferred revenue	612	547

Total current liabilities	2,008	1,937

Long-term liabilities	204	135

Total liabilities	2,212	2,072

Total stockholders’ equity	4,599	4,939

Total liabilities and stockholders’ equity	$6,811	$7,011

Contact:

Anna M. Chagnon, President and Chief Executive Officer

Bitstream Inc.

(617) 520-8619

achagnon@bitstream.com

or

James P. Dore, Vice President and Chief Financial Officer

Bitstream Inc.

(617) 520-8377

jdore@bitstream.com